UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Adam Levy 2025 Executive Employment Agreement

Effective December 31, 2024, NexGel, Inc., a Delaware corporation (the “Company”), entered into an 2025 Executive Employment Agreement (the “Levy Employment Agreement”) with Adam Levy, who has served as Company’s Chief Executive Officer and President since 2019. Mr. Levy has also served as a member of the Company’s Board of Directors (the “Board”) since September 9, 2021. The Levy Employment Agreement was approved by all of the disinterested members of the Board pursuant to the Delaware General Corporation Law.

The term of the Levy Employment Agreement is for one year from January 1, 2025. The Levy Employment Agreement terminates Mr. Levy’s prior 2024 Executive Employment Agreement with the Company dated December 26, 2023 (the “Prior Agreement”) in its entirety and the Prior Agreement shall be of no further force or effect, including but not limited to any and all continuing or surviving obligations of both the Company and Mr. Levy under the Prior Agreement, and replaced in its entirety by the Levy Employment Agreement.

Pursuant to the Levy Employment Agreement, Mr. Levy will be paid a base salary of $375,000 per year, which is an increase of $50,000 per year over his current base salary. Mr. Levy also received a grant of shares of the Company’s common stock equal to $100,000 divided by the closing per share price of the Company’s common stock as reported on the Nasdaq Capital Market (“Nasdaq”) on January 2, 2025, which was $3.829 and equates to 26,116 shares of common stock (the “Equity Grant”). The Equity Grant vests in twelve equal monthly installments (subject to any rounding adjustments) during the term of the Levy Employment Agreement with the first installment vesting on January 2, 2025.

Additionally and pursuant to the Levy Employment Agreement, on January 2, 2025 Mr. Levy received stock options under the Company’s 2019 Long-Term Incentive Plan, as amended (the “Plan”), to purchase up to 150,000 shares of the Company’s common stock at a per share exercise price of $3.829, which is equal to the closing per share price of the Company’s common stock as reported on Nasdaq on January 2, 2025 (the “Levy Stock Option”). The Levy Stock Option shall be intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent it qualifies for such treatment under the Code. The Levy Stock Option shall have a five-year term and shall vest as follows: 37,500 shares of common stock underlying the Levy Stock Option shall vest on December 31, 2025, 2026, 2027 and 2028, respectively; provided Executive is employed on the applicable vesting date by the Company unless Mr. Levy is terminated without cause or resigns for good reason (as defined in the Levy Employment Agreement) during the vesting period in which case the Levy Stock Option shall accelerate, vest and become exercisable immediately. In the event of a Change in Control (as defined in the Plan) of the Company, any unvested portion of the Levy Stock Option shall accelerate, vest and become exercisable immediately prior to the Change in Control. The Levy Stock Option shall be subject to the terms and conditions set forth in the Plan and the award agreement.

Mr. Levy will also receive or be eligible for bonuses as follows:

●	A cash bonus equal to $25,000 (which was paid on December 31, 2024) and, for the remainder of the fiscal year 2025, Mr. Levy shall be eligible to receive a cash bonus in a targeted amount of $25,000 upon the achievement of reasonable target objectives and performance goals both of the Company and Mr. Levy as may be determined by the Board and/or the Compensation Committee of the Board in consultation with Executive which may result in the target bonus being a higher or lower amount than $25,000;

●	In the event the Company achieves EBITDA (as defined in the Levy Employment Agreement) for two consecutive fiscal calendar quarters during the term through the first fiscal quarter of 2026, (a) a cash bonus equal to $50,000 and (b) a grant of 40,000 shares of common stock, which shall vest over a two year period in four equal installments on each six month anniversary date after which the EBITDA bonus was earned;
●	In the event the earlier of either of the following occur: (i) the average closing price of the Company’s common stock as reported on Nasdaq over any consecutive three month prior to March 12, 2025 equals or exceeds $4.50 per share or (but not and) the average closing price of the Company’s common stock as reported on Nasdaq over any consecutive three month period during the term and through the first sixty calendar days of fiscal year 2026 equals or exceeds $5.50 per share or (ii) the Company raises an equity capital financing at a per share price equal to or in excess of $4.50 prior to March 12, 2025 or (but not and) $5.50 per share during the term and through the first sixty calendar days of fiscal year 2026 which results in gross proceeds to the Company of at least $2,500,000, Mr. Levy shall receive (i) a cash bonus equal to $25,000 and (ii) a grant of 25,000 shares of common stock, which shall vest over a three year period in six equal installments on each six month anniversary date after which the bonus was earned; and
●	In the event the earlier of either of the following to occur: (i) the average closing price of the Company’s common stock as reported on Nasdaq over any consecutive three month period during the term and through the first sixty calendar days of fiscal year 2026 equals or exceeds $7.50 per share or (ii) the Company raises an equity capital financing at a per share price equal to or in excess of $7.50 per share which results in gross proceeds to the Company of at least $2,500,000, (i) a cash bonus equal to $50,000 and (ii) a grant of 50,000 shares of common stock, which shall vest over a two year period in four equal installments on each six month anniversary date after which the bonus was earned.

Mr. Levy is also be eligible to receive, from time to time, additional equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, would be determined by the Board or Compensation Committee, in their discretion. Mr. Levy is also eligible to participate in any benefit plan or program the Company adopts.

Pursuant to the Levy Employment Agreement, if Mr. Levy’s employment is terminated upon his disability, Mr. Levy would be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) his then base salary for a period of three months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of three months. Additionally, if Mr. Levy’s employment is terminated for disability, the vesting of any option grants would continue to vest pursuant to the schedule and terms previously established during the three month severance period. Subsequent to the three month severance period the vesting of any option grants would immediately cease. The severance benefits described above are collectively referred herein the “Severance Benefits”.

Pursuant to the Levy Employment Agreement and during the initial six months of the term of the Employment Agreement, if Mr. Levy resigns for good reason (as defined in the Levy Employment Agreement) or is terminated by us without cause (as defined in the Levy Employment Agreement), Mr. Levy would be entitled to receive (i) his then base salary (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of one year.

Pursuant to the Levy Employment Agreement and subsequent to the initial six months of the term of the Levy Employment Agreement, if Mr. Levy resigns for good reason or is terminated by us without cause or if the Company fails to enter into a new employment agreement with Mr. Levy at the end of term of the Levy Agreement after bona fide and good faith negotiation between us and Mr. Levy, Mr. Levy would be entitled to receive Severance Benefits for a period of one year less one month for each month (on a pro-rated basis) such termination or resignation occurs subsequent to the initial six month anniversary of the term (the “Adjusted Severance Period”). For example, in the event Mr. Levy is terminated without cause or resigns for good reason at the end of the eight month anniversary of the effective date, Mr. Levy would be entitled to an Adjusted Severance Period of ten months.

If the Company terminates Mr. Levy’s employment for cause or employment terminates as a result of Mr. Levy’s resignation (without good reason) or death, Mr. Levy would only be entitled to any salary earned but unpaid prior to termination, all accrued but unused personal time, and any business expenses that were incurred but not reimbursed as of the date of the termination. Vesting of any option grants would immediately cease.

The Levy Employment Agreement also contains certain non-competition, non-solicitation, confidentiality, and assignment of inventions provisions whereby Mr. Levy is subject to non-competition and non-solicitation restrictions for a period of one year and two years following termination of his employment, respectively.

The foregoing description of the Levy Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Joseph F. McGuire Appointment as Chief Financial Officer and 2025 Executive Employment Agreement

Effective January 1, 2025, the Company appointed Joseph F. McGuire as the Company’s Chief Financial Officer and designated him as principal financial officer and principal accounting officer.

Mr. McGuire, 66, has over 30 years of financial and public company experience, having served as Chief Financial Officer for several privately held and publicly traded companies in the health care, financial services, investment, and manufacturing industries. He was a key member of the team that successfully guided a biotechnology company through its IPO, resulting in its listing on the NYSE in July 2022. In these roles, Mr. McGuire’s responsibilities included SEC financial reporting, investor relations, corporate governance, legal and audit liaison, and team building. He began his career with Price Waterhouse, where he was a certified public accountant, and later held management positions with Dean Witter Reynolds and Paine Webber, Inc. Mr. McGuire received a Bachelor of Science in accounting from the University of Notre Dame and holds a CPA certification. Mr. McGuire has consulted with the Company since September 2, 2024, and will serve on the executive management team to lead the Company’s finance functions.

In connection with Mr. McGuire’s appointment as Chief Financial Officer, the Company and Mr. McGuire entered into a 2025 Executive Employment Agreement dated December 30, 2024 (the “McGuire Employment Agreement”). The term of the McGuire Employment Agreement is for one year from January 1, 2025. Pursuant to the McGuire Employment Agreement, Mr. McGuire will be paid a base salary of $200,000 per year. Also, Mr. McGuire will be eligible to receive annual bonus compensation in a targeted amount of 30% of his base salary upon the achievement of reasonable target objectives and performance goals both of the Company and Mr. McGuire as may be determined by the Chief Executive Officer, the Board and/or the Compensation Committee of the Board in consultation with Mr. McGuire

Additionally and pursuant to the McGuire Employment Agreement, on January 2, 2025 Mr. McGuire received stock options under the Company’s 2019 Long-Term Incentive Plan, as amended (the “Plan”), to purchase up to 100,000 shares of the Company’s common stock at a per share exercise price of $3.829, which is equal to the closing per share price of the Company’s common stock as reported on Nasdaq on January 2, 2025 (the “McGuire Stock Option”). The McGuire Stock Option shall be intended to be an incentive stock option within the Code, to the extent it qualifies for such treatment under the Code. The McGuire Stock Option vests as follows: (i) 25,000 shares of common stock vest on September 1, 2025; and (ii) the remaining 75,000 shares of common stock vest equally per month on the last day of each month for thirty-six months beginning on October 31, 2025 (with 2,084 shares vesting per month and 2,060 shares vesting on month thirty-six due to rounding adjustments); provided Mr. McGuire is employed on the applicable vesting date by the Company. In the event of a Change in Control of the Company, any unvested portion of the McGuire Stock Option shall accelerate, vest and become exercisable immediately prior to the Change in Control. The McGuire Stock Option shall be subject to the terms and conditions set forth in the Plan and the award agreement.

The McGuire Employment Agreement contains certain severance obligations of the Company in the event of a Change in Control and also contains certain non-competition, non-solicitation, confidentiality, and assignment of inventions provisions whereby Mr. McGuire is subject to non-competition and non-solicitation restrictions for a period of one year and two years following termination of his employment, respectively.

The foregoing description of the McGuire Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Equity Grant, the Levy Stock Option, the McGuire Stock Option and the potential common stock bonus grants to Mr. Levy contained above in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

The Equity Grant and the potential common stock bonus grants are offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph F. McGuire Appointment as Chief Financial Officer and 2025 Executive Employment Agreement

The information regarding Mr. McGuire’s appointment as the Company’s Chief Financial Officer and designated him as principal financial officer and principal accounting officer contained above in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

There is no arrangement or understanding between Mr. McGuire and any other person pursuant to which Mr. McGuire was appointed as the Company’s Chief Financial Officer. There are no family relationships between Mr. McGuire and any of the Company’s directors or executive officers. There are no transactions between Mr. McGuire and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Adam E. Drapczuk, III Resignation of Principal Financial Officer and Principal Accounting Officer

In connection with Mr. McGuire’s appointment, effective January 1, 2025, Adam E. Drapczuk, III resigned as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer. Effective as of that same date, Mr. Drapczuk will continue providing financial consulting and transition services to the Company.

Item 8.01	Other Events.

On January 2, 2025, the Company issued a press release regarding the appointment of Mr. McGuire as the Company’s Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2025 Executive Employment Agreement, dated December 31, 2024 by and between NexGel, Inc. and Adam Levy.

10.2	2025 Executive Employment Agreement, dated December 30, 2024 by and between NexGel, Inc. and Joseph F. McGuire.

99.1	Press release of NexGel, Inc., issued January 2, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2025

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer